UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As of the date of this Current Report on Form 8-K, BFC Financial Corporation (“BFC”) owns, directly or indirectly, approximately 54% of the outstanding shares of the common stock of Bluegreen Corporation (“Bluegreen”). Under generally accepted accounting principles, Bluegreen’s results since November 16, 2009, the date on which BFC acquired the additional shares of Bluegreen’s common stock which gave BFC a majority interest in Bluegreen, have been consolidated in BFC’s financial statements.

As previously disclosed, Bluegreen’s Board of Directors made a determination during June 2011 to seek to sell Bluegreen’s residential communities business unit, Bluegreen Communities, or all or substantially all of its assets. As a consequence, it was determined that Bluegreen Communities met the criteria for classification as a discontinued operation.

BFC is filing this Current Report on Form 8-K to present its consolidated financial statements for the years ended December 31, 2008 through 2010 and its selected consolidated financial data for the years ended December 31, 2006 through 2010, both of which have been recast from the presentation included in BFC’s Annual Report on Form 10-K for the year ended December 31, 2010 to reflect, for the periods subsequent to November 16, 2009, the adjustments resulting from the reclassification of Bluegreen Communities as a discontinued operation. BFC’s recast selected consolidated financial data for the years ended December 31, 2006 through 2010 and recast consolidated financial statements for the years ended December 31, 2008 through 2010 are filed herewith as Exhibits 99.1 (“Item 6. Selected Consolidated Financial Data”) and Exhibit 99.2 (“Item 8. Financial Statements and Supplementary Data”), respectively, and each will be included in BFC’s Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) with respect to the previously announced proposed merger between BFC and Bluegreen (the “Registration Statement”).

In accordance with applicable accounting guidance relating to Bluegreen’s status as a “significant subsidiary” of BFC for the year ended December 31, 2009, Bluegreen’s consolidated financial statements for the years ended December 31, 2008 through 2010 were attached as an exhibit to BFC’s Annual Report on Form 10-K for the year ended December 31, 2010. Bluegreen has recast its consolidated financial statements for the years ended December 31, 2008 through 2010 solely to reflect, for all periods presented therein, the adjustments resulting from the reclassification of Bluegreen Communities as a discontinued operation. Such recast consolidated financial statements of Bluegreen for the years ended December 31, 2008 through 2010 are filed as Exhibit 99.3 hereto and will be included in the Registration Statement.

The unaudited consolidated financial statements of each of BFC and Bluegreen for the nine-month period ended September 30, 2011 to be included in the Registration Statement were previously filed with the SEC and reflect the classification of Bluegreen Communities as a discontinued operation.

Additional Information and Where to Find it

The Registration Statement to be filed by BFC with the SEC will include a joint proxy statement/prospectus concerning the proposed merger with Bluegreen. The joint proxy statement/prospectus will be sent to the shareholders of BFC and Bluegreen, who are advised to read the joint proxy statement/prospectus when it is finalized and distributed because it will contain important information. Shareholders of BFC and Bluegreen will be able to obtain a copy of the joint proxy statement/prospectus and other relevant documents filed with the SEC free-of-charge from the SEC’s web site at www.sec.gov or by directing a request by mail to Corporate Secretary, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, or by calling 954-940-4900.

BFC, Bluegreen and certain of their directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation as well as additional information concerning BFC’s and Bluegreen’s directors and executive officers will be set forth in the joint proxy statement/prospectus relating to the proposed merger. Information concerning BFC’s and Bluegreen’s directors and executive officers is also set forth in their respective filings with the SEC.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

99.1	Item 6. Selected Consolidated Financial Data

99.2	Item 8. Financial Statements and Supplementary Data

99.3	Consolidated Financial Statements of Bluegreen Corporation for the years ended December 31, 2008 through 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: December 16, 2011	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

99.1	Item 6. Selected Consolidated Financial Data

99.2	Item 8. Financial Statements and Supplementary Data

99.3	Consolidated Financial Statements of Bluegreen Corporation for the years ended December 31, 2008 through 2010